EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-120690, No. 333-138448, No. 333-152749, No. 333-160423, No. 333-181210, 333-182407 and 333-212057) of Blackbaud, Inc., of our report dated February 22, 2017, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Charlotte, North Carolina
February 22, 2017